Securities and Exchange Commission

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 12, 1999


                          United Petroleum Corporation

             (Exact name of registrant as specified in its charter)


          Delaware                   0-25006                    13-3103494
 (State or other jurisdiction      (Commission                (IRS Employer
      of incorporation)             File Number)            Identification No.)


                 5800 N.W. 74th Avenue
                     Miami, Florida                     33166

                 (Address of principal                (Zip Code)
                   executive offices)


                                 (305) 592-3100

              (Registrant's telephone number, including area code)


                       2620 Mineral Springs Road, Suite A
                           Knoxville, Tennessee 37917

          (Former name or former address, if changed since last report)

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

          As previously reported, on January 14, 1999, United Petroleum Corporation (the "Registrant" or the "Company") filed a petition for relief under chapter 11 of title 11 of the United States Code (11 U.S.C. ss.101 et. seq., the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On July 23, 1999, the Company filed with the Bankruptcy Court its second amended plan of reorganization (the "Plan", a copy of which, together with the Second Amended Disclosure Statement, are filed as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference).

          On September 29, 1999, as contemplated by the Plan and subject to, among other things, its confirmation, the Company, United Petroleum Group, Inc. ("UPG"), a newly-formed, wholly-owned subsidiary of the Company (f/k/a United Petroleum Subsidiary, Inc.), and F.S. Convenience Stores, Inc. ("FSCI"), entered into an Agreement and Plan of Merger (the "Merger Agreement", a copy of which is filed as Exhibit 99.3 and is incorporated herein by reference) pursuant to which FSCI agreed to merge with and into UPG, with UPG as the surviving entity (the "Merger"). Pursuant to the Plan and the Merger Agreement, among other things:
(i) all of the Company's securities in existence immediately prior to the Effective Date (as defined in the following paragraph), including, but not limited to, shares of the Company's issued and outstanding classes of common stock ("Old Common Stock"), preferred stock ("Old Preferred Stock"), stock options and warrants would be canceled, (ii) the shareholders of FSCI would receive 48% of the newly issued and outstanding shares of New Common Stock (as defined below) of the reorganized Company, 50% of the newly issued and outstanding shares of New Preferred Stock (as defined below) of the reorganized Company, and $3 million in cash, (iii) the Company would issue shares of New Common Stock to its existing holders of Old Common Stock, Old Preferred Stock and debentures ("Debentures"), and (iv) the Company would issue 50% of its newly issued and outstanding shares of New Preferred Stock to the holders of certain secured indebtedness of the Company.

          On October 7, 1999, the Bankruptcy Court entered an order (the "Confirmation Order", a copy of which is filed as Exhibit 99.4 and is incorporated herein by reference) confirming the Plan. The transactions contemplated by the Plan, as modified by the Confirmation Order and the Merger Agreement, were substantially consummated and the Plan became effective on November 12, 1999 (the "Effective Date").

          On the Effective Date, pursuant to the Plan, the Confirmation Order, and the Merger Agreement, the following transactions and other events occurred:

     1) FSCI merged with and into UPG. As a result, UPG acquired FSCI's walk-in convenience store business, and now operates 90 walk-in convenience stores in the State of Florida. Of these stores, 69 sell gasoline (of which 60 are leased from third parties to, and 9 are owned by, the Company's subsidiaries), and 21 (all of which are leased from third parties to F.S.Non-Gas Subsidiary, Inc., a wholly-owned subsidiary of UPG) do not sell gas. All of these convenience stores do business under the licensed trade name "Farm Stores." In addition, UPG, through its subsidiary, F.S. Non-Gas Subsidiary, Inc., owns a 10% interest in Farm Stores Grocery, Inc., a Delaware corporation, which operates 109 drive-thru specialty retail stores in Florida and which owns and licenses to the Company and UPG the trade name "Farm Stores" pursuant to that certain License Agreement dated as of November 12, 1999, a copy of which is filed as Exhibit 99.5 and is incorporated herein by reference.

     2) All of the Company's issued and outstanding securities, including all pre-Merger Old Common Stock, Old Preferred Stock, Debentures, options, warrants and other rights to acquire securities, were canceled.

     3) The Company amended and restated its Certificate of Incorporation (a copy of which is filed as Exhibit 3(i) and is incorporated herein by reference) to (i) authorize 10 million shares of common stock, par value, $.01 per share ("New Common Stock") and 300,000 shares of Class A 9% preferred stock ("New Preferred Stock"); (ii) prohibit the issuance of non-voting equity securities by the Company (as required by the Bankruptcy Code), (iii) opt out of Section 203 of the Delaware General Corporation Law, and (iv) restrict, for a period of two years, purchases and sales of its stock by beneficial owners of 5% or more of the total fair market value of the Company's stock. Pursuant to the Company's Certificate of Designation - Class A 9% Preferred Stock (a copy of which is filed as Exhibit 4 and is incorporated herein by reference), the New Preferred Stock issued by the Company in connection with the Plan and Merger is subordinate to all debts of the Company. Each share of New Preferred Stock carries a dividend rate of 9%. The dividends are cumulative and payable in cash or, at the Company's option, in additional shares of New Preferred Stock. Each share of New Preferred Stock has a liquidation preference over the Company's New Common Stock in the amount of $100 (plus cumulative unpaid dividends thereon), payable out of net proceeds (after payments to all creditors but before payments in respect of the Company's New Common Stock) from any liquidation or sale of the Company's assets. In addition, the Company amended and restated its Bylaws, a copy of which is filed as Exhibit 3(ii) and is incorporated herein by reference.

     4) The Company issued a total of 5,000,000 shares of New Common Stock and 140,000 shares of New Preferred Stock. Holders of the following debt and equity securities of the Company received the following aggregate amounts of New Common Stock in exchange for their pre-Merger holdings:

                                                            Percent of Shares
                                Number of Shares of        of New Common Stock
          Holdings Exchanged    New Common Stock Issued   Issued and Outstanding

          Debentures            1,750,000 shares                 35.00%<F1>
          Old Preferred Stock     650,000 shares                 13.00%<F1>
          Old Common Stock        200,000 shares                  4.00%

------------------
1 Certain holders of the Company's securities have asserted a right to receive distributions as the holders of Debentures, even though such holders previously exchanged their Debentures for Old Preferred Stock. The Company has disputed such claims. Pending their resolution, the Company has reserved 365,273 shares of New Common Stock that would otherwise be available for distribution to the holders of Debentures.


     5) The shareholders of FSCI, consisting of Mr. Joe Bared and Miriam Bared, his wife, were issued (i) 2,400,000 shares of New Common Stock, representing 48% of the issued and outstanding shares of New Common Stock, (ii) 70,000 shares of New Preferred Stock, representing 50% of the issued and outstanding shares of New Preferred Stock, and (iii) $3 million in cash.

     6) Infinity Investors Limited, a Nevis, West Indies corporation ("Infinity") was issued (i) 1,360,862 shares of New Common Stock, representing 27.2% of the issued and outstanding shares of New Common Stock (which amount is included in the table set forth in Paragraph 4, above) in exchange for the Debentures and Old Preferred Stock held by it, and (ii) 70,000 shares of New Preferred Stock of the Company, representing 50% of the issued and outstanding shares of New Preferred Stock, in exchange for satisfaction of the obligations of the Company and its wholly-owned subsidiaries, Calibur Systems, Inc. and Jackson-United Petroleum Corporation, under secured notes dated August 5, 1998 in the original principal amounts of $4,200,000 and $2,800,000 and related agreements. Seacrest Capital Limited, and Fairway Capital Limited, both Nevis, West Indies corporations and wholly-owned subsidiaries of Infinity (collectively, the "Infinity Parties") were each issued 62,731 shares of New Common Stock, each representing 1.3% of the issued and outstanding shares of New Common Stock of the Company (which amounts are included in the table set forth in Paragraph 4, above), in exchange for the Debentures and Old Preferred Stock held by them. As a result of these exchanges, the Infinity Parties own an aggregate of 1,486,324 shares of New Common Stock, representing approximately 29.7% of the issued and outstanding shares of New Common Stock of the Company. Upon resolution of the disputed claims described in footnote 1 to the table set forth in Paragraph 4, above, the Company expects the Infinity Parties to be issued an additional 334,538 shares of New Common Stock, which would increase their aggregate ownership of New Common Stock to 1,820,862 shares, representing approximately 36% of the issued and outstanding shares of New Common Stock of the Company.

     7) A trust (the "UPC Trust") is being created and funded with 200,000 shares of New Common Stock, representing 4.00% of the issued and outstanding shares of New Common Stock of the Company, which shares would otherwise have been issued to Infinity and are included in the table set forth in Paragraph 4, above. All Infinity Securities Claims (as defined in the Plan), except for those asserted in the lawsuit styled Pisacreta vs. Infinity Investors Limited, et al., Civil Action No. 3:97-CV-226 in the United States District Court for the Eastern District of Tennessee were channeled and transferred to the UPC Trust. Infinity has released the Company, its affiliates, and their respective officers, directors and employees from all claims, including but not limited to claims for contribution and indemnity, in respect of the Infinity Securities Claims.

     8)   The Company reconstituted its Board of Directors as follows:

          Mr. Joe P. Bared:

          Mr. Joe Bared, 57 years old, was born in Havana, Cuba and arrived in the United States in 1960. In 1967, he founded The Bared Company, Inc., which grew to become one of the top 50 mechanical engineering companies in the United States. In 1992, Mr. Bared led an investor group which purchased the assets of Farm Stores out of bankruptcy. He has served as Chief Executive Officer of that company since the purchase. Mr. Bared was a director of Republic Banking Corporation of Florida from 1970 until 1999, the year that bank was sold, where he served on various board committees, including the executive committee and audit committee. Mr. Bared has been a Trustee of the University of Miami since 1978, and is a member of the Board of Governors of the Sylvester Comprehensive Cancer Center of the University of Miami. Together with his wife, Miriam Bared, Mr. Joe Bared owns 48% of the issued and outstanding New Common Stock of the Company and 50% of its issued and outstanding New Preferred Stock. Mr. Joe Bared is the father of Mr. Carlos Bared. In addition to serving as Chairman of the Board of Directors of the Company, Mr. Bared serves as the Company's President and Chief Executive Officer.

          Mr. Carlos E. Bared:

          Mr. Carlos Bared, 31 years old, attended Loyola University and received a BBA degree in finance. He earned his MBA degree in 1995 from the University of Miami. Mr. Bared joined Farm Stores in 1997, as Chief Financial Officer. From 1992 to 1997, he was the President and Chief Financial Officer for the operations of The Bared Company, Inc. Mr. Bared was the president of the Construction Financial Management Association from 1994 to 1997 and was a director from 1993 to 1997. Mr. Bared is a director and treasurer of the not-for-profit Miami Childrens Museum and a founder of the not-for-profit Network Miami, Inc. Mr. Carlos Bared is the son of Mr. Joe Bared. In addition to serving on the Board of Directors of the Company, Mr. Bared serves as the Company's Senior Vice-President, Chief Financial Officer, and Secretary.

          Mr. Clark K. Hunt :

          Mr. Clark Hunt, 34 years old, is the President of Hunt Financial Group, LLC, a Dallas, Texas based financial services concern. Through Hunt Financial Group, Mr. Hunt is responsible for the management of investment funds with assets in excess of $300 million. Mr. Hunt is also involved in Hunt Capital Group, a venture capital investor, Hunt Midwest Enterprises, a real estate and mining conglomerate, and Hunt Sports Group, the management company responsible for overseeing the Hunt family's investments in the Kansas City Chiefs of the National Football League, the Chicago Bulls of the National Basketball Association, and two franchises in the newly launched Major Soccer League. Mr. Hunt is a manager of HW Finance, LLC, a Texas limited liability company that is a general partner of HW Partners L.P., a Texas limited partnership. HW Partners L.P. serves as an advisor to Infinity Investors Limited, which, together with its affiliates, is expected to own approximately 36% of the Company's issued and outstanding New Common Stock, and which owns 50% of the Company's issued and outstanding New Preferred Stock.

          Mr. Stuart J. Chasanoff :

          Mr. Stuart Chasanoff, 34 years old, is a 1990 cum laude graduate of Fordham University School of Law and a 1987 graduate of the University of Virginia. He joined HW Partners, L.P. in 1996 as Senior Vice President and in-house corporate counsel, involved with investment companies and corporate mergers and acquisitions. During the preceding seven years, Mr. Chasanoff was an asssociate corporate attorney with White & Case in New York City, and served as in-house counsel at PepsiCo, Inc.

          Mr. L. Grant ("Jack") Peeples:

          Mr. Jack Peeples, 68 years old, has been of counsel to the law firm of White & Case in Miami, Florida since 1994. Prior to that time, he was a partner at Peeples, Earl & Blank, specializing in legislative and administrative practice. After graduating from the University of Florida College of Law in 1957, and before returning to private practice in 1961, Mr. Peeples worked at the law firm of former Florida Governor Leroy Collins in Tallahassee, was Legislative Counsel to Governor Collins in 1958 and was appointed to the cabinet office of State Beverage Director in 1959. From 1969 until 1975, Mr. Peeples served as Senior Vice President, Director and General Counsel of the Deltona Corporation. From 1976 until 1980, he served as Chairman of the Board and Chief Financial Officer of the Roma Corporation. He was General Counsel to Alandco, a wholly owned subsidiary of Florida Power & Light Company, and served as counsel to various Murchison Family interests from 1975 until 1981. Mr. Peeples was the Campaign Chairman and Chairman of Transition Team for Florida Governor Lawton Chiles and Legislative and Senior Counsel to the Governor, Vice-Chairman of the Governor's Commission on Governance, Vice-Chairman of the Governor's Commission on the Homeless, Chairman of the Florida Aviation Commission, Co-Chairman of the Dade County Homeless Trust, and representative of the Governor and Cabinet on the Downtown Development Authority.

     9) The Company entered into employment agreements with Mr. Jose Bared and Mr. Carlos Bared, each for a term of three years. Copies of these agreements are filed as Exhibits 99.6 and 99.7, respectively, and are incorporated herein by reference. The employment agreements include provisions for severance pay upon termination without cause (as defined in the agreements), and confidentiality and non-compete arrangements that are binding after certain terminations of the agreements. The employment agreements provide for base annual salary, annual bonuses in the discretion of the Board of Directors, reimbursement of business expenses and executive benefits. The employment agreements do not provide for compensation in the form of additional stock, or options to buy stock, of the Company.

     10) The Company, the Infinity Parties, and Jose P. and Miriam Bared (the "Bareds") entered into a Stockholders Agreement dated as of November 3, 1999 (the "Stockholders Agreement"), a copy of which is filed as
          Exhibit 99.8 and is incorporated herein by reference. Pursuant to the Stockholders Agreement, among other things, the Bareds, on the one hand, and the Infinity Parties, on the other hand, agreed to vote their shares of New Common Stock so that the Board of Directors of the Company will continue to consist of two representatives selected by the Bareds (the "Bared Directors"), two representatives selected by the Infinity Parties (the "Infinity Directors"), and an independent director initially designated as Mr. L. Grant Peeples. Currently, the Bared Directors are Jose P. Bared and Carlos E. Bared, his son, and the Infinity Directors are Clark K. Hunt and Stuart J. Chasanoff. The Stockholders Agreement also provides that, by majority vote of the Company's stockholders at a duly called meeting of stockholders, the Board can be expanded and/or the independent director changed. The Stockholders Agreement also contains other provisions restricting disposition of the shares of New Common Stock held by the Bareds and the Infinity Parties, including for a two year period in which the shares cannot be transferred without the consent of the parties to the Stockholders Agreement, as well as certain provision granting certain registration and other rights relating to the New Common Stock.

     11) UPG and Farm Stores Grocery, Inc. ("FSG") entered into a Management Agreement dated as of November 12, 1999 pursuant to which UPG will manage and provide all general and administrative services for FSG's business and operations, in exchange for management fees FSG pays to UPG based on the number of stores FSG operates.

          Prior to the Merger, and as a condition to its consummation, the Company, UPG, FSCI, and related entities (collectively, the "Borrowers") entered into a Loan Agreement dated November 9, 1999 (a copy of which is filed as
Exhibit 99.9 and is incorporated herein by reference) pursuant to which the Borrowers received a loan in the aggregate principal amount of $23 million from Hamilton Bank, N.A., secured by their respective assets. FSCI borrowed $17 million of this amount and used the proceeds to purchase the interest of its former partner in the walk-in convenience store and gasoline station operations which they conducted in Florida, and to purchase from an affiliate of the same former partner its interest in the walk-in convenience stores without gasoline station operations and a 10% interest in the drive-thru specialty grocery business, both conducted in Florida with an affiliate of FSCI. The consideration for these transactions and the Merger was determined by arms' length negotiations between the Bareds and the former partner in the Farm Stores business, and between the Bareds and the Company. The negotiations between Mr. Bared and his former partner considered the relative values of Farm Stores and their respective interests therein, and the negotiations between the Bareds and the Company considered the value of the Farm Stores walk-in business, the 10% interest in FSG, the terms of the Management Agreement, and the real estate and other values of the Company's businesses.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) The financial statements required pursuant to this Item will be filed as soon as they are available, on an amendment to this report on Form 8-K, not later than 60 days after the date that this report on Form 8-K must be filed.

(b) The pro forma financial information required pursuant to this Item will be filed as soon as it is available, on an amendment to this report on Form 8-K, not later than 60 days after the date that this report on Form 8-K must be filed.

(c)  Exhibits

         3(i) Amended and Restated Certificate of Incorporation of United Petroleum Corporation

         3(ii) Amended and Restated Bylaws of United Petroleum Corporation

         4     Certificate of Designation - Class A 9% Preferred Stock

         99.1  Second  Amended  Plan  of   Reorganization  of  United  Petroleum
               Corporation dated July 23, 1999

         99.2  Second   Amended   Disclosure   Statement  of  United   Petroleum
               Corporation dated July 23, 1999

         99.3  Agreement and Plan of Merger dated September 29, 1999

         99.4 Findings of Fact, Conclusions of Law and Order Confirming Amended Plan of Reorganization dated October 7, 1999

         99.5 License Agreement dated as of November 12, 1999 among Farm Stores Grocery, Inc., United Petroleum Corporation and United Petroleum Group, Inc.

         99.6 Employment Agreement dated as of November 3, 1999 between United Petroleum Corporation and Joe P. Bared

         99.7 Employment Agreement dated as of November 3, 1999 between United Petroleum Corporation and Carlos Bared

         99.8 Stockholders' Agreement dated as of November 3, 1999 by and among United Petroleum Corporation, Infinity Investors Limited, Fairway Capital Limited, Seacrest Capital Limited, and Joe Bared and Miriam Bared

         99.9 Loan Agreement dated November 9, 1999 among United Petroleum Corporation, United Petroleum Group, Inc., F.S. Convenience Stores, Inc., et al., as Borrowers, and Hamilton Bank, N.A., as Lender

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            UNITED PETROLEUM CORPORATION
                                              (Registrant)

                                            By:/s/ Carlos E. Bared
                                               ---------------------------------
Date: November 29, 1999                          Carlos E. Bared
                                                 Sr. Vice President and CFO

                                  EXHIBIT INDEX


Exhibit
Number                              Description

3(i) Amended and Restated Certificate of Incorporation of United Petroleum Corporation

3(ii)     Amended and Restated Bylaws of United Petroleum Corporation

4         Certificate of Designation Class A 9% Preferred Stock

99.1 Second Amended Plan of Reorganization of United Petroleum Corporation dated July 23, 1999

99.2 Second Amended Disclosure Statement of United Petroleum Corporation dated July 23, 1999

99.3      Agreement and Plan of Merger dated September 29, 1999

99.4 Findings of Fact, Conclusions of Law and Order Confirming Amended Plan of Reorganization dated October 7, 1999

99.5 License Agreement dated as of November 12, 1999 among Farm Stores Grocery, Inc., United Petroleum Corporation, and United Petroleum Group, Inc.

99.6 Employment Agreement dated as of November 3, 1999 between United Petroleum Corporation and Joe P. Bared

99.7 Employment Agreement dated as of November 3, 1999 between United Petroleum Corporation and Carlos Bared

99.8 Stockholders Agreement dated as of November 3, 1999 by and among United Petroleum Corporation, Infinity Investors Limited, Fairway Capital Limited, Seacrest Capital Limited, and Joe Bared and Miriam Bared

99.9      Loan  Agreement   dated  November  9,  1999  among  United   Petroleum
          Corporation, United Petroleum Group, Inc., F.S. Convenience Stores, Inc., et al., as Borrowers, and Hamilton Bank, N.A., as Lender